Securities and Exchange Commission
                             Washington, D.C. 20549



                           Current Report on Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                   1 May 2002
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                               INTER PARFUMS, INC.
             (Exact name of Registrant as specified in its charter)

                         Commission File Number 0-16469
                                                -------

                Delaware                                      13-3275609
   -------------------------------                       -------------------
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)



                   551 Fifth Avenue, New York, New York 10176
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                    (Address of Principal Executive Offices)



                                  212.983.2640
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              (Registrant's Telephone number, including area code)




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ITEM 5.  Other Events.

         On 1 May 2002, our wholly-owned subsidiary, Jean Philippe Fragrances, LLC, received court approval for its bid to purchase certain mass market fragrance brands and inventories of Tristar Corporation, a Debtor-in-Possession, in the Chapter 11 proceeding, Case no. 01-53706, U.S. Bankruptcy Court, Western District of Texas, San Antonio Division. Jean Philippe Fragrances is to purchase the trademarks and related intellectual property of certain brands for $3.5 million, and to acquire certain existing inventory for approximately $4.7 million. Management expects a formal purchase agreement to be signed shortly, and a closing prior to June 1, 2002.

         The court approved bid by Jean Philippe Fragrances was made in combination with one by a newly formed company, Fragrance Impressions, Inc., which is to be owned by the existing management of Tristar and certain of it creditors. Fragrance Impressions has agreed to purchase most of the remaining assets of Tristar and assume certain debt of Tristar. As part of the bid, Jean Philippe Fragrances has agreed to enter into a manufacturing agreement with Fragrance Impressions for production of the Tristar brands to be acquired. In addition, Tristar and Fragrances Impressions are to enter into a non-competition agreement with Jean Philippe Fragrances relating to alternative designer fragrances and certain mass market cosmetics.

         Tristar has been one of our most significant competitors over the years. With the addition of the Tristar brands, we expect to increase our share of mass market fragrance and cosmetic sales. The proposed agreement gives us worldwide rights to produce and distribute merchandise sold under the specified brands and trademarks, formerly owned by Tristar. We believe that net sales under the brands to be acquired could approximate $15 million over the next 12 months.

         Statements in this report which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from projected results. Such factors include execution and delivery of a definitive acquisition agreement, satisfaction of conditions to closing, effectiveness of sales and marketing efforts and product acceptance by consumers, dependence upon management, competition, currency fluctuation and international tariff and trade barriers, governmental regulation and possible liability for improper comparative advertising or "Trade Dress". Given these uncertainties, persons are cautioned not to place undue reliance on the forward-looking statements.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: 2 May 2002


                                 Inter Parfums, Inc.

                                 By: /S/ RUSSELL GREENBERG
                                     ---------------------
                                     Russell Greenberg, EXECUTIVE VICE PRESIDENT